                                  INPUT/OUTPUT, INC.
                    AMENDED SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN



                               EFFECTIVE JULY 28, 1994

                                       PURPOSE

    The purpose of the Input/Output, Inc. Executive Supplemental Retirement Plan, effective June 4, 1992, is to provide specified benefits to a select group of management and highly compensated employees who contribute materially to the continued growth, development and future business success of Input/Output, Inc. and its subsidiaries. It is the intention of Input/Output, Inc. that this Plan be administered as an unfunded pension benefit plan established and maintained for a select group of management or highly compensated employees.

                                      ARTICLE I

                             DEFINITIONS AND CONSTRUCTION
    1.1 DEFINITIONS.    For purposes of this Plan, the following phrases or
terms shall have the indicated meanings unless otherwise clearly apparent from the context:

         (a) "ACTUARIAL EQUIVALENT" shall mean a benefit of equivalent value to the normal form of the benefit payable under the Plan. The Actuarial Equivalent shall be determined by using a mortality table and an interest rate assumption as the Board of Directors, in its discretion, shall reasonably determine under the facts and circumstances existing at the time of such determination.

         (b) "BENEFICIARY" shall mean the Participant's spouse on the date of his Normal Retirement, Early Retirement, Total Disability, or death.

         (c) "BOARD OF DIRECTORS" shall mean the Board of Directors of Input/Output, Inc. "unless otherwise indicated or the context otherwise requires.

         (d) "CHANGE IN CONTROL" shall mean (1) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's common stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's common stock immediately


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

    prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, (2) any sale, lease, exchange transfer (excluding transfer by way of pledge or hypothecation), in one transaction or a series of related transactions, of all, or substantially all, of the assets of the Company, (3) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company, (4) any "person" (as such term is defined in Section 3(a)(9) or Section 13(d)(3) under the Securities Exchange Act of 1934 [the "1934 Act"]) or any "group" (as such term is used in Rule 13d-5 promulgated under the 1934 Act), other than the Company or any successor of the Company or any subsidiary of the Company or any employee benefit plan of the Company or any subsidiary (including such plan's trustee), becomes a beneficial owner for purposes of Rule 13d-3 promulgated under the 1934 Act, directly or indirectly of securities of the Company representing 50.1% or more of the Company's then outstanding securities having the right to vote in the election of directors, or (5) during any period of two consecutive years, individuals who, at the beginning of such period constituted the entire Board, cease for any reason (other than death) to constitute a majority of the directors, unless the election, or the nomination for election, by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

         (e) "COMMITTEE" shall mean the administrative committee appointed to manage and administer the Plan in accordance with the provisions of Article XIII hereof.

         (f) "COMPANY" shall mean Input/Output, Inc. which shall act through its Board of Directors unless otherwise indicated.

         (g) "COMPENSATION" shall mean the base salary and bonus received by a Participant during the calendar year for services actually rendered in the course of employment with the Employer but excluding contributions by the Employer to a plan of deferred compensation, amounts realized from the exercise of a non-qualified stock option or realized when restricted stock (or property) becomes freely transferable or is no longer subject to a substantial risk of forfeiture, and amounts realized from the sale, exchange or other disposition of stock acquired under a statutory stock option. Notwithstanding anything in this Plan to the contrary, "Compensation" shall include amounts contributed by the Employer by salary reduction to a plan described in Section 125 or Section 401(k) of the Internal Revenue Code.

         (h) "DEFERRED BENEFIT" shall mean an annual benefit f or the life of the Participant beginning as of the Participant's Normal Retirement Date, equal to sixty percent (60%) of a Participant's Final Average Compensation, reduced


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

    by (1) the Participant's Primary Social Security Benefit, (2) the Actuarial Equivalent of the annual value of matching contributions made by the Employer to the Input/Output, Inc. 401(k) Plan and credited to the Participant's account under such plan as of the date of the Participant's Normal Retirement, Early Retirement, Total Disability, or death, whichever is applicable, and (3) the annual amount of compensation received by a Participant for acting as a director of the Employer after the Participant's Normal Retirement Date, Early Retirement Date, or date of Total Disability, whichever is applicable.

         (i) "EARLY RETIREMENT DATE" shall be the date a Participant terminates employment which is prior to his Normal Retirement Date and on or after the later of (1) the date of the Participant's fifty-fifth (55th) birthday or (2) the date that the Participant completes fifteen (15) Years of service; provided, however, that such termination has been approved by the Board of Directors in accordance with section 4.3 hereof.

         (j) "EMPLOYEE" shall mean any person who is in the regular full-time employment of the Company or a Subsidiary, as determined by the personnel rules and practices of the Company or the Subsidiary. The term does not include persons who are retained by the Company or a Subsidiary solely as consultants.

         (k) "EMPLOYER" shall mean the Company and any Subsidiary that duly adopts the Plan as provided in Article XIV hereof. Where the context dictates, the term "Employer" as used herein refers to the particular Employer of a particular Participant.

         (1) "FINAL AVERAGE COMPENSATION" shall mean the result obtained by dividing the total Compensation paid to a Participant during a considered period by the number of years in the considered period. The considered period shall be the three (3) consecutive, full calendar years preceding a Participant's Normal Retirement Date, Early Retirement Date, date of Total Disability or date of death, whichever is applicable, which produces the highest average Compensation. In the event the Participant was employed for fewer then three (3) continuous, full calendar years, the considered period shall be all years in which Compensation was paid.

         (m) "NORMAL RETIREMENT DATE" shall be the later of (1) the date of the Participant's sixty-fifth (65th) birthday or (2) the date of the Participant's termination of employment.

         (n) "PARTICIPANT" shall mean an Employee who is selected to participate in the Plan in accordance with the provisions of Article II.


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

         (o) "PLAN" shall mean the Input/Output, Inc. Supplemental Executive Retirement Plan, as amended from time to time.

         (p) "PLAN YEAR" shall mean the period beginning on June 4, 1992, and ending May 31, 1993, and the annual period of twelve (12) months beginning on June 1 each year thereafter.

         (q) "PRIMARY SOCIAL SECURITY BENEFIT" shall mean the estimated monthly amount of benefits which a Participant would be entitled to receive at his Normal Retirement Date as his "primary insurance amount" determined as of the January 1 of the year in which the Participant's Normal Retirement Date occurs, regardless of whether the Participant applies for his Social Security benefits and regardless of whether, by virtue of remaining in covered employment or otherwise, he is ineligible therefor or receives reduced benefits.

    If a Participant dies before his Normal Retirement Date or terminates employment due to Early Retirement, his Primary Social Security Benefit shall be his "primary insurance amount" that would be payable to the Participant upon the later of (i) the earliest date on which such Participant could elect to begin receiving benefits under the Social Security Act, or (ii) the actual date of his Early Retirement or death and assuming that such Participant will not receive any wages after his Early Retirement Date which would be treated as wages for purposes of the Social Security Act.

         If the Participant terminates due to Total Disability prior to his Normal Retirement Date, his Primary Social Security Benefit shall be the benefit payable as if his Social Security disability insurance benefit were to be approved at the same time as his Total Disability. As used in this subsection, the term "primary insurance amount" shall have the meaning ascribed to it in the Federal Social Security Act as amended and in effect on the affected Participant's date of death, Total Disability, Normal Retirement, or Early Retirement, whichever is appropriate.

         (r) "RETIREMENT" and "RETIRE" shall mean termination of employment with the Employer at or after the Participant attains age sixty-five (65) or, with the consent of the Employer, on or after the Participant's Early Retirement Date.

         (s) "SUBSIDIARY" shall mean any business organization in which Input/Output, Inc. directly or indirectly, owns an interest, excluding ownership interests Input/Output, Inc. or its subsidiaries may hold in their fiduciary capacities as trustee or otherwise.

         (t) "TOTAL DISABILITY" or "TOTALLY DISABLED" shall mean a physical or mental condition which is expected to be of long, continued duration and which, in the judgment of the Board of Directors, totally and presumably permanently prevents the Participant from engaging in any substantial gainful employment with the Employer at substantially the same compensation the Participant was receiving prior to the onset of the described physical or mental condition.

         (u) "VESTED DEFERRED BENEFIT" shall mean the portion a Participant's Deferred Benefit that is not forfeitable pursuant to the provision of
    Article V and this Section. A Participant shall be fully vested (1) upon attaining age sixty-five (65), (2) on or after attaining age fifty-five
    (55) and completing twenty-five (25) Years of service, (3) upon a Change in control as provided in Section 5.2 hereof, or (4) upon Total Disability of the Participant as provided in Article VI hereof.

         (v) "YEARS OF SERVICE" shall mean each complete calendar year that a Participant is employed by the Employer, beginning on the Participant's first day of employment and ending on the date of the Participant's Retirement, death, Total Disability, or termination of employment with the Employer.

    1.2 "CONSTRUCTION". The masculine gender when used herein shall be deemed to include the feminine gender, and the singular may include the plural unless the context clearly indicates to the contrary. The words "hereof," "herein," "hereunder," and other similar compounds of the word "here" shall mean and refer to the entire Plan and not to any particular provision or section. Whenever the words "Article" or "Section" are used in this Plan, or a cross-reference to an "Article" or "Section" is made, the Article or Section referred to shall be an Article or Section of this Plan unless otherwise specified.



End of Article I

                                      ARTICLE II

                            ELIGIBILITY AND PARTICIPATION

    In order to be eligible to participate in this Plan, an Employee must be selected by the Board of Directors of the Company. The Board of Directors, in its sole and absolute discretion, shall determine eligibility for participation in accordance with the purposes of the Plan. Upon being selected to participate in the Plan, the Company shall request the Employee to execute a waiver of any right to a preferential treatment over the general creditors of the Company in the event of the Company's insolvency.



End of Article II

                                     ARTICLE III

                             PRE-RETIREMENT DEATH BENEFIT

    If a Participant dies after he has attained age fifty-five (55) and completed fifteen (15) Years of Service but before Retirement, the Actuarial Equivalent of the Participant's Vested Deferred Benefit shall be paid to his Beneficiary in the form of a fifty percent (50%) survivor annuity as if the Participant had retired on the date immediately preceding his death, provided that the Participant was married on his date of death. In the event that the Participant was not married on his date of death, no benefit shall be paid. Payment of such Vested Deferred Benefit shall commence effective the first day of the month following the Participant's date of death.



End of Article III

                                      ARTICLE IV

                                  RETIREMENT BENEFIT

    4.1 NORMAL RETIREMENT. Upon reaching his Normal Retirement Date, a Participant shall be entitled to his Deferred Benefit and shall be fully vested in such benefit. Payment of such monthly amount shall commence effective the first of the month following the Participant's Normal Retirement Date. A Participant's Deferred Benefit shall be paid in the form provided in section
4.2 hereof.

    4.2 Form of Benefit Payment. If the Participant is married on the date on which payment of his Vested Deferred Benefit shall begin under Sections 4.1, 4.3 or Article VI, a Participant's Vested Deferred Benefit shall be paid in the form of (a) a fifty percent (50%) joint and survivor annuity which is the Actuarial Equivalent of a single life annuity for the Participant that can be provided by the Participant's Vested Deferred Benefit, or (b) a single life annuity, as the Board of Directors in its discretion shall determine. In determining the form of the Participant's benefit, the Board may take into account, but shall not be bound by, the Participant's desires. If the Participant is not married on such date, his Vested Deferred Benefit for purposes of Section 4.1, 4.3, or Article VI shall be paid in the form of a life e annuity. With respect to a benefit described in Article III, the Actuarial Equivalent of the Participant's Vested Deferred Benefit shall be paid to the Beneficiary of a Participant who was married on the date of his death in the form of a fifty percent (50%) survivor annuity as if the Participant had retired on the date immediately preceding his death. The Company, in its discretion, may at any time accelerate the payment of benefits and distribute a single lump sum to the Participant or the Participant's Beneficiary equal to the Actuarial Equivalent of the Vested Deferred Benefit which has not been paid.

    4.3 EARLY RETIREMENT. Upon his Early Retirement Date, a Participant shall be entitled to the Actuarial Equivalent of his Vested Deferred Benefit, effective on the first of the month following the date the Board approves the Participant's termination as Early Retirement. Termination of employment on or after a Participant attains age fifty-five (55) shall not entitle the Participant to a benefit unless the Board of Directors approves such termination as Early Retirement. The Board of Directors shall not unreasonably withhold its approval of the Participant's termination of employment as Early Retirement.
The benefit shall be paid in the form provided under Section 4.2 hereof.

    4.4 Post-Retirement Death Benefit. If a Participant dies after Retirement but before his Vested Deferred Benefit has been paid in full, the benefit payable to the Participant's Beneficiary shall be determined in accordance with
Section 4.2 hereof.


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

    4.5 ACCRUAL OF RETIREMENT BENEFIT. Except as provided in Section 5.2, a Participant who ceases to be an Employee before attaining age fifty-five (55) shall not be entitled to any benefits hereunder and the Employer shall have no obligation hereunder to such Participant or his Beneficiary.

    4.6 LUMP SUM SETTLEMENT. A Participant who becomes entitled to payment of his Vested Deferred Benefit due to Normal Retirement or Early Retirement, or who terminates employment after a Change in Control, may upon thirty (30) days written notice to the Company, receive a settlement of his Deferred Benefit in a single lump sum payment. The amount which the Participant receives shall be equal to the present value of the portion of his Vested Deferred Benefit which has not been paid, or, in the case of a Participant who terminates employment after a Change in Control, the present value of his Deferred Benefit, reduced by a penalty in the amount of twenty percent (20%) of such present value. After receiving such notice from the Participant, the Company shall cease payment of the Participant's monthly benefit, if applicable. The Company shall pay the reduced benefit to the Participant in a single lump sum payment within sixty
(60) days of the Company's receipt of the notice. In the event the Participant dies before the lump sum is paid, the Company shall pay the present value of the fifty percent (50%) survivor annuity to the Beneficiary, if any, of such Participant.

    4.7 Golden Parachute Excise Tax. In addition to the Participant's Vested Deferred Benefit payable under this Plan, the Company shall also pay the Participant an amount equal to the excise tax under Section 28OG of the Internal Revenue Code in the event that the Participant, in good faith, or the Internal Revenue Service determines that the Benefit payable hereunder causes the Participant to be liable for such tax.



End of Article IV

                                      ARTICLE V

                                       VESTING

    5.1 Vesting Schedule. If a Participant terminates employment prior to his Normal Retirement Date due to death or Early Retirement approved by the Board of Directors in accordance with Plan Section 4.3 hereof, the Participant's Vested Deferred Benefit shall be determined under this Section. A Participant shall be fifty percent (50%) vested in his Deferred Benefit upon attaining fifty-five
(55) years of age and completing fifteen (15) Years of Service. A Participant's vested interest shall increase five percent (5%) thereafter for each additional Year- of Service completed by the Participant after attaining age fifty-five
(55) and completing fifteen (15) Years of Service. A Participant shall be fully vested on his Normal Retirement Date. Notwithstanding anything in this Plan to the contrary, a Participant shall be fully vested on or after attaining age fifty-five (55) if the Participant completes twenty-five (25) Years of Service. The Benefit shall be paid in accordance with Plan Section-4.2 hereof.

    5.2 Change in Control. Notwithstanding any provision of this Plan to the contrary, in the event that a Change in Control occurs, a Participant, regardless of his age or Years of Service, shall become fully vested in his Deferred Benefit. If the Participant remains employed after the Change in Control, the Participant's Deferred Benefit shall be payable upon his death, Total Disability, Early Retirement or Normal Retirement, after the Change in Control in the form provided in Section 4.2 hereof, taking into account the Participant's marital status on the applicable date. In the event that the Participant terminates employment after a Change in Control, he shall not be entitled to an Early Retirement Benefit under Section 4.3. Such Participant shall be entitled to a benefit upon death, Total Disability, Normal Retirement, or a lump sum settlement as provided under Section 4.6 hereof. In the event that the Participant terminates employment prior to his death, Total Disability, or Normal Retirement, the Participant's Deferred Benefit shall be based upon the Participant's Compensation prior to his termination of employment and his marital status shall be determined on the date payment of his Benefit shall be effective.


End of Article

                                      ARTICLE VI

                                      DISABILITY

    Notwithstanding any provision contained in this Plan to the contrary, in the event that a Participant is Totally Disabled prior to his Normal Retirement Date, regardless of his age or Years of Service, he shall become fully vested in his Deferred Benefit. Such benefit shall be equal to the Actuarial Equivalent of his Deferred Benefit based upon his age on the date of his Total Disability, shall be paid in the form required under Section 4.2 hereof, and shall commence effective on the first of the month after he is determined to be Totally Disabled. If a Participant's Total Disability ceases prior to his Normal Retirement Date and he is reemployed by the Employer, the payment of his Vested Deferred Benefit shall cease and the Deferred Benefit payable to the Participant upon his Normal Retirement Date or Early Retirement Date or to the Participant's Beneficiary upon his death shall be reduced by the Actuarial Equivalent of the aggregate payments previously received by the Participant due to his Total Disability. If the Participant's Total Disability ceases and he is not reemployed by the employer, his benefits shall cease on the date his Total Disability ceases unless the Board of Directors shall approve the Participant for Early Retirement at that time, effective the date that the Participant's Total Disability ceases; if the Board of Directors does not approve the Participant for Early retirement at that time, such Participant's Deferred Benefit shall be paid in accordance with this Plan beginning on the Participant's Early Retirement Date or Normal Retirement Date or to the Participant's Beneficiary upon his death, as applicable, reduced by the Actuarial Equivalent of the aggregate payments previously received by the Participant due to this Total Disability.



End of Article VI

                                     ARTICLE VII

                                     BENEFICIARY

    A Participant's Beneficiary shall be his spouse at the date payments are to begin due to Normal Retirement, Early Retirement, Total Disability or death. The Participant shall, upon becoming a participant, notify the Committee of the spouse's name and date of birth. The Participant shall be responsible for notifying the Committee for any change in marital status.



End of Article VII

                                     ARTICLE VIII

                                  SOURCE OF BENEFITS

    8.1 BENEFITS PAYABLE FROM GENERAL ASSETS. Amounts payable hereunder shall be paid from the Input/Output, Inc. Supplemental Executive Retirement Trust and the general assets of the Employer, and no person entitled to payment hereunder shall have any claim, right, security interest, or other interest in any fund, trust, account, or other asset of the Employer that may be looked to for such payment. The Employer's liability f or the payment of benefits hereunder shall be evidenced only by this Plan.

    8.2 INVESTMENTS TO FACILITATE PAYMENT OF BENEFITS. Although the Employer is not obligated to invest in any specific asset or fund in order to provide the means for the payment of any liabilities under this Plan, the Employer may elect to do so and, in such event, no Participant shall have any interest whatever in such asset or fund.

    8.3 EMPLOYER OBLIGATION. The Employer shall have no obligation of any nature whatsoever to a Participant under this Plan, except as otherwise expressly provided herein.

    8.4 WITHHOLDING OF INFORMATION, ETC. If, in connection with a Participant's enrolling in the Plan, the Employer requests the Participant to furnish evidence of insurability, the Participant dies, and it is determined that the Participant withheld, knowingly concealed, or knowingly provided false information about the bodily or mental condition or conditions that caused the Participant's death, the Employer shall have no obligation to provide the benefits contracted for on the basis of such withholding, concealment, or false information.


End of Article VIII

                                      ARTICLE IX

                              TERMINATION OF EMPLOYMENT

    This Plan does not in any way obligate the Employer to continue the employment of a Participant with the Employer, nor does either limit the right of the Employer at any time and for any reason to terminate the Participant's employment. In no event shall this Plan by its terms or implications constitute an employment contract of any nature whatsoever between the Employer and a Participant. Termination of a Participant's employment with the Employer for any reason, whether by action of the Employer or otherwise, shall immediately terminate his participation in this Plan, and all further obligations of either party thereunder, except as may be provided in Article IV.



End of Article IX

                                      ARTICLE X

                       TERMINATIONS, AMENDMENT, MODIFICATION OR
                                  SUPPLEMENT OF PLAN



    10.1 TERMINATION AMENDMENT, ETC. The Employer reserves the right to terminate, amend, modify or supplement this Plan, wholly or partially, at any time and f rom time to time; provided, however, that:

         (a) No action to terminate or amend this Plan shall be taken except upon written notice to each Participant to be affected thereby, which notice shall be given not less than thirty (30) days prior to such action;

         (b) The Employer shall take no action to terminate or amend this Plan with respect to a Participant or his Beneficiary after the payment of any benefit has commenced in accordance with Articles III, IV, or VI but has not been completed; and

         (c) The Employer shall take no action to amend the Plan in a manner that results in the reduction of the Participant's Vested Deferred Benefits.

    10.2 RIGHTS AND OBLIGATIONS UPON TERMINATION. Upon the termination of this Plan, this Plan shall not be of any further force and effect, and no party shall have any further obligation under this Plan so terminated except as may be provided f or in this Article X. Upon termination of this Plan, the Vested Deferred Benefit of a Participant shall be determined using the Participant's Years of Service prior to the termination date and the Participant shall not be credited with any additional Years of Service, and Compensation earned after the termination of the Plan shall not be taken into account. The Employer shall pay such Vested Deferred Benefit at such time and in such manner as provided under Articles III, IV and VI as if the Plan had not been terminated. Notwithstanding the preceding sentence, in the event that a Change in Control occurs prior to or coincident with the termination of the Plan, a Participant shall be fully vested in his Deferred Benefit and such Benefit shall be determined and paid in accordance with Section 5.2 hereof.



End of Article X

                                      ARTICLE XI

                            OTHER BENEFITS AND AGREEMENTS

    The benefits provided for a Participant and his Beneficiary hereunder are in addition to any other benefits available to such Participant under any other program or plan of the Employer f or its employees, and, except as may otherwise be expressly provided for, this Plan shall supplement and shall not supersede, modify, or amend any other program or plan of the Employer or a Participant. Moreover, benefits under this Plan shall not be considered compensation for the purpose of computing contributions or benefits under any plan maintained by the Employer that is qualified under section 401(a) of the Internal Revenue Code of 1986, as amended.



End of Article XI

                                     ARTICLE XII

                        RESTRICTION ON ALIENATION OF BENEFITS

    No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefit. If any Participant or Beneficiary under this Plan should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge any right to a benefit hereunder, then such right or benefit shall, in the discretion of the Company terminate, and, in such event, the Company shall hold or apply the same or any part thereof for the benefit of such Participant or Beneficiary, his or her spouse, children, or other dependents, or any of them, in such manner and in such portion as the Company, in its sole and absolute discretion, may deem proper.



End of Article XII

                                     ARTICLE XIII

                             ADMINISTRATION OF THIS PLAN

    13.1 APPOINTMENT OF COMMITTEE. The general administration of this Plan, as well as construction and interpretation thereof, shall be vested in the Committee, the number and members of which shall be designated and appointed from time to time by, and shall serve at the pleasure of, the Board of Directors; provided, however, that a Committee member who is also a Participant hereunder shall not have the power or authority to make any decision or interpret this Plan in any manner which may affect the amount of benefits payable to him, the form of benefits payable to him, or the timing of the payment of benefits to him. The interested Committee member shall abstain from any decision which could affect the amount, timing or form of his Deferred Benefit. Any such member of the committee may resign by notice in writing filed with the secretary of the Committee. Vacancies shall be filled promptly by the Board of Directors. Each person appointed a member of the Committee shall signify his acceptance by filing a written acceptance with the secretary of the Board of Directors.

    13.2 COMMITTEE OFFICIALS. The Board of Directors shall designate one of the members of the Committee as chairman and shall appoint a secretary who need not be a member of the Committee. The secretary shall keep minutes of the Committee's proceedings and all data, records and documents relating to the Committee's administration of this Plan. The Committee may appoint from its number such subcommittees with such powers as the Committee shall determine and may authorize one or more of its members or any agent to execute or deliver any instrument or make any payment on behalf of the Committee.

    13.3 COMMITTEE ACTION. All resolutions or other actions taken by the Committee shall be by the vote of a majority of those members present at a meeting at which a majority of the members are present, or in writing by all the
members at the time in office if they act without a meeting.         . :

    13.4 COMMITTEE RULES AND POWERS - GENERAL. Subject to the provisions of this Plan, the Committee' shall from time to time establish rules, forms, and procedures for the administration of this, Plan.

    13.5 RELIANCE ON CERTIFICATES, ETC. The members of the Committee and the officers and directors of the Employer shall be entitled to rely on all certificates and reports made by any duly appointed accountants, and on all opinions given by any duly appointed legal counsel. Such legal counsel may be counsel for the Employer.

    13.6 LIABILITY OF COMMITTEE. No member of the Committee shall be liable for any act or omission of any other member of the Committee, or for any act or omission on his own part, excepting only his own willful misconduct. The Employer shall indemnify and save harmless each member of the Committee against any and all expenses and liabilities arising out of his membership on the Committee, excepting only expenses and liabilities arising out of his own willful misconduct. Expenses against which a member of the Committee shall be indemnified hereunder shall include, without limitation, the amount of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted, or a proceeding brought, or settlement thereof. The foregoing right of indemnification shall be in addition to any other rights to which any such member may be entitled as a matter of law.

    13.7 INFORMATION TO COMMITTEE. To enable the Committee to perform its functions, the Employer shall supply full and timely information to the Committee on all matters relating to the compensation of all Participants, their retirement, death or other cause for termination of employment, and such other pertinent facts as the Committee may require.

    13.8 EXPENSES OF THE COMMITTEE. The members of the Committee shall serve without compensation, but all expenses of the Committee shall be paid by the Employer. Such expenses shall include all expenses incident to the functioning of the Committee including, without limitation, fees of accountants, counsel, and other specialists and other costs of administering the Plan.



End of Article XIII

                                     ARTICLE XIV

                            ADOPTION OF PLAN BY SUBSIDIARY
                          AFFILIATED OR ASSOCIATED COMPANIES


    Any corporation that is a subsidiary may, with the approval of the Board of Directors, adopt this Plan and thereby come within the definition of Employer in
Article I hereof. Such adoption shall be effectuated by and evidenced by a formal instrument executed by the adopting organization and delivered to the company. The sole, exclusive right of any amendment of whatever kind or extent to this Plan or the Trust is reserved by the Company. It shall not be necessary or permitted for the adopting organization to sign or execute the original or then amended or subsequently amended Plan documents. The effective date of this Plan for any such adopting organization shall be that stated in the instrument of adoption. The Company's administrative powers and right to amend and appoint and remove the Committee and their successors, shall not be diminished by reason of the participation of any Employer in this Plan.



End of Article XIV

                                      ARTICLE XV

                                    MISCELLANEOUS

    15.1 EXECUTION OF RECEIPTS AND RELEASES. Any payment to any Participant, a Participant's legal representative, or Beneficiary in accordance with the provisions of this Plan, to the extent thereof, shall be in full satisfaction of all claims hereunder against the Employer. The Employer may require such Participant, legal representative, or Beneficiary, as a condition precedent to such payment, to execute a receipt and release therefor in such form as it may determine.

    15.2 NO GUARANTEE OF INTERESTS. Neither the Committee nor any of its members guarantees the payment of any amounts which may be or becomes due to any person or entity under this Plan. The liability of the Employer to make any payment under this Plan is limited to the assets available to general creditors of the Employer, including the assets, if any, in the Input/Output, Inc. Supplemental Executive Retirement Trust.

    15.3 EMPLOYER RECORD. Records of the Employer as to a Participant's employment, termination of employment and the reason therefor, reemployment, authorized leaves of absence, and compensation shall be conclusive on all persons and entities, unless determined to be incorrect.

    15.4 EVIDENCE. Evidence required of anyone under this Plan may be by certificate, affidavit, document, or other information which the person or entity acting on it considers pertinent and reliable, and signed, made, or presented by the proper party or parties.

    15.5 NOTICE. Any notice which shall be or may be given under this Plan shall be in writing and shall be mailed by United States mail, postage prepaid. If notice is to be given to the Employer, such notice shall be addressed to the Company at:

              Input/Output, Inc.
              4235 Greenbriar Drive
              Stafford, Texas 77477-3918

marked to the attention of the Secretary, Administrative Committee, Input/Output, Inc. Supplemental Executive Retirement Plan; or, if notice to a Participant, addressed to the address shown on such Participant's Beneficiary designation form.

    15.6 CHANGE OF ADDRESS. Any party may, from time to time, change the address to which notices shall be mailed by giving written notice of such new address.

    15.7 EFFECT OF PROVISIONS. The provisions of this Plan shall be binding upon the Employer and its successors and assigns, and upon a Participant, his Beneficiary, assigns, heirs, executors, and administrators.

    15.8 HEADINGS. The titles and headings of Articles and Sections are included for convenience of reference only and are not to be considered in the construction of the provisions hereof.

    15.9 GOVERNING LAW. All questions arising with respect to this Plan shall be determined by reference to the laws of the State of Texas, as in effect at the time of their adoption and execution, respectively.

End of Article XV

                                     ARTICLE XVI

                                   CLAIMS PROCEDURE


    16.1 CLAIMS PROCEDURE. Claims for benefits under this Plan shall be filed on forms supplied by the Committee with the Board of Directors. Written notice of the disposition of a claim shall normally be furnished the claimant within ninety (90) days after the application therefor is filed. In the event the claim is denied, the reasons for the denial shall be specifically set forth, pertinent provisions of the Plan shall be cited and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided.

    16.2 Claims Review Procedure. Any Participant or Beneficiary who has been denied a benefit, or feels aggrieved by any other action of the Committee shall be entitled, upon request to the Board of Directors and if he has not already done so, to receive a written notice of such action, together with a full and clear statement of the reasons for the action. If the claimant wishes further consideration of his position, he may request a hearing from the Board of Directors. Such form, together with written statement of the claimant's position, shall be filed with the Board of Directors no later than ninety (90) days after receipt of the written notification provided for above or in Section
16.1. The Board of Directors shall normally schedule an opportunity for a full and fair hearing of the issue within the next thirty (30) days, if feasible. The decision following such hearing shall be made within thirty (30) days and shall be communicated in writing to the claimant.



End of Article XVI

    IN WITNESS WHEREOF, the Company has caused this instrument to be executed as of the 28th day of July, 1994, by its Chief Executive Officer pursuant to prior action taken by the Board.

                                       INPUT/OUTPUT, INC.



                                       By:
                                            Gary D. Owens
                                            President and Chief Executive
Officer

Attest:



Robert P. Brindley
Secretary

24

                                  INPUT/OUTPUT,.INC.
                        SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                       WAIVER AND BENEFICIARY DESIGNATION FORM



ANNEX I



    I acknowledge that, as an employee of ___________________________________,
I have been offered an opportunity to participate in the Input/output, Inc. Supplemental Executive Retirement Plan (the "Plan"), a copy of which is attached hereto as Exhibit "A". By my signature below, I am waiving any preferential treatment that I may have now or in the future over the general creditors of the Company to assets of the Company in the event of the Company's insolvency. I acknowledge that I will be a general creditor of the Company and will not be entitled to any specific asset or fund of the Company in the event of the Company's insolvency.

    My spouse is the. beneficiary of the benefits payable under the Plan in the event of my death.


NAME OF SPOUSE

DATE OF BIRTH

    I understand that the Plan may be terminated at any time, in the sole discretion of the Company, without any obligation of any nature whatsoever to the Company, except I shall be entitled to my vested benefit under the Plan as of the termination in accordance with Section 10. 2 of the Plan. I understand that I must inform the Committee of the Plan in the event my marital status changes.



25

PARTICIPANT:



(Signature)



(Type or print name)



(Address of Participant)